UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

STARSTREAM ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-186079	68-0682786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sky Park Drive
Monterey, California 93940
(Address of Principal Executive Offices)

203-661-8080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2014, Starstream Entertainment, Inc. (the “Company”) and Starstream Entertainment, LLC, a wholly owned subsidiary of the Company (“Subsidiary” and, together with the Company, the “Borrowers”), entered into a Loan Agreement with Mr. Timothy Nye (the “Lender”), pursuant to which the Lender agreed to loan the Borrowers up to $600,000 or such greater amount as may be approved by the Lender (the “Loan”) to be used by the Borrowers (1) to pay to the Lender and to Lender’s counsel an aggregate of $40,000 in fees associated with the Loan and (2) for working capital. On February 14, 2014, the Lender advanced an aggregate of $600,000 under the Loan, retaining $40,000 for the loan fees, which resulted in $560,000 in net proceeds to the Company. As of the date of this Current Report, $600,000 in principal has been borrowed and is outstanding under the Loan.

In connection with the Loan Agreement, the Borrowers issued a Promissory Note dated February 10, 2014 to the Lender, pursuant to which the Borrowers, jointly and severally, agreed to pay to the Lender all amounts payable by the Borrowers under the Loan Agreement. The Borrowers also entered into a Security Agreement dated February 10, 2014 with the Lender, pursuant to which, as security for the full payment and performance of their obligations under the Loan Agreement and related documents, the Borrowers granted the Lender a first priority security interest in their membership interest in Life After Beth, LLC (a limited liability company of which a 41.7% interest is held directly by Subsidiary and, therefore, indirectly by the Company) and in their right, title and interest in and to the motion picture “Life After Beth” and any and all payments, proceeds or other consideration received by the Borrowers arising from such membership interest or motion picture.

Interest on the outstanding amount of the Loan is to accrue at a rate of 1% per month, compounded monthly. The Borrowers must repay the full amount outstanding under the Loan upon the first to occur of (1) an event of default as set forth in the Loan Agreement, (2) the receipt by the Borrowers of certain payments, proceeds or other consideration in connection with the loan collateral, or (3) February 10, 2015. The Borrowers may prepay the Loan without penalty upon 5 days’ prior written notice to the Lender.

The Lender is an affiliate of an entity that is an investor in three film projects in which the Company, indirectly through its subsidiaries, also is an investor.

The foregoing descriptions of the Loan Agreement, the Promissory Note and the Security Agreement do not purport to be complete and are qualified in their entirety by the Loan Agreement attached hereto as Exhibit 10.1, the Promissory Note attached hereto as Exhibit 10.2 and the Security Agreement attached hereto as Exhibit 10.3, which are incorporated herein by reference. Readers should review such documents for a complete understanding of the terms and conditions associated with this transaction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Loan Agreement dated February 10, 2014
10.2	Promissory Note dated February 10, 2014
10.3	Security Agreement dated February 10, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2014	Starstream Entertainment, Inc.

	By:	/s/ Kim Leadford
Name: Kim Leadford
Title: Chief Executive Officer

3